UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 20, 2006
CROSSTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 100 DALLAS, TEXAS	75201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d) Appointment of Director
     On April 20, 2006, the Board of Directors of Crosstex Energy, Inc. (the “Registrant”) elected James C. Crain as a member of the Board of Directors of the Registrant, effective immediately following the Annual Meeting of the Registrant’s stockholders to be held on May 8, 2006 (the “Annual Meeting”). Mr. Crain will serve as a Class III director. Mr. Crain has also been appointed to serve as a member of the Audit Committee of the Registrant’s Board of Directors.
     There is no arrangement or understanding between Mr. Crain and any other person pursuant to which Mr. Crain was elected as a director of the Company. There are no transactions in which Mr. Martin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.
     On April 26, 2006, the Registrant issued a press release announcing the election of James C. Crain to the Registrant’s Board of Directors, effective immediately after the Annual Meeting. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated April 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.
Date: April 26, 2006	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Press Release dated April 26, 2006

4